Exhibit 99.1

PRESS RELEASE

ENERGY TRANSFER PARTNERS

REPORTS SECOND QUARTER AND YEAR-TO-DATE RESULTS

Dallas, Texas – April 10, 2007 – Energy Transfer Partners, L.P. (NYSE:ETP) reported an increase of $90.5 million in EBITDA for the second quarter of fiscal 2007 and an increase in net income of $60.3 million for the same period.

EBITDA, as adjusted, for the second quarter of fiscal 2007 was $405.3 million versus the $314.8 million reported for the second quarter of fiscal 2006, while net income for the second quarter ended February 28, 2007 of $311.1 million, as compared to net income of $250.8 million for the same period ended February 28, 2006.

For the six months ended February 28, 2007, net income increased $11.5 million to $382.1 million as compared to $370.6 million for the six months ended February 28, 2006. EBITDA, as adjusted, increased $42.8 million to $554.7 million for the six months ended February 28, 2007 as compared to $511.9 million for the six months ended February 28, 2006.

Both the three and six month periods ended February 28, 2007 benefited by the acquisition of Titan Propane in June 2006 and the acquisition of Transwestern Pipeline in the fall of 2006.

The Partnership has scheduled a conference call for Wednesday, April 11th at 1:30pm Central Time (12:30pm Eastern Time) to discuss the fiscal 2007 second quarter results. The dial-in number is 1-800-288-8960; participant code: Energy Transfer Partners. The call will be available for replay for a limited time on the company’s website.

EBITDA, as adjusted, is a non-GAAP financial measure used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership’s fundamental business activities. EBITDA, as adjusted, should not be considered in isolation or as a substitute for net income, income from operations, or other measures of cash flow. A table reconciling EBITDA, as adjusted, with appropriate GAAP financial measures is included in the summarized financial information included in this release.

Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of midstream energy assets. ETP’s natural gas operations include intrastate natural gas gathering and transportation pipelines, interstate transportation pipelines, natural gas treating and processing assets located in Texas and Louisiana, and three natural gas storage facilities located in Texas. These assets include approximately 12,200 miles of intrastate pipeline in service, with an additional 500 miles of intrastate pipeline under construction, and 2,400 miles of interstate pipeline. ETP is also one of the three largest retail marketers of propane in the U. S., serving more than one million customers across the country.

Energy Transfer Equity, L.P. (NYSE:ETE) owns the general partner of Energy Transfer Partners and approximately 62.5 million ETP limited partners units. Together ETP and ETE have a combined enterprise value of approximately $20 billion.

The information contained in this press release is available on the Partnership’s website at www.energytransfer.com.

Contacts

Investor Relations:

Energy Transfer

Renee Lorenz

214-981-0700

Media Relations:

Vicki Granado

Gittins & Granado

214-361-0400

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	February 28, 2007	August 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$76,074	$26,041
Marketable securities	4,026	2,817
Accounts receivable, net of allowance for doubtful accounts	717,957	675,545
Inventories	194,690	387,140
Deposits paid to vendors	32,970	87,806
Exchanges receivable	38,185	23,221
Price risk management assets	14,810	56,139
Prepaid expenses and other	38,244	43,095

Total current assets	1,116,956	1,301,804

PROPERTY, PLANT AND EQUIPMENT, net	5,097,496	3,313,649
GOODWILL	722,403	604,409
INTANGIBLES AND OTHER LONG-TERM ASSETS, net	359,460	235,151

Total assets	$7,296,315	$5,455,013

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES:
Accounts payable	$533,493	$603,140
Exchanges payable	38,526	24,722
Customer advances and deposits	47,101	108,836
Accrued and other current liabilities	229,773	202,296
Price risk management liabilities	19,505	36,918
Current maturities of long-term debt	40,558	40,578

Total current liabilities	908,956	1,016,490

LONG-TERM DEBT, less current maturities	3,187,894	2,589,124
DEFERRED INCOME TAXES	104,489	106,842
OTHER NON-CURRENT LIABILITIES	23,235	5,695
COMMITMENTS AND CONTINGENCIES

	4,224,574	3,718,151

PARTNERS’ CAPITAL:
General Partner	123,048	82,450
Limited Partners:
Common Unitholders (110,890,596 and 110,726,999 units authorized, issued and outstanding at February 28, 2007 and August 31, 2006, respectively)	1,704,289	1,647,345
Class E Unitholders (8,853,832 units authorized, issued and outstanding - held by subsidiary and reported as treasury units)	—	—
Class G Unitholders (26,086,957 and 0 units authorized, issued and outstanding at February 28, 2007 and August 31, 2006, respectively)	1,228,938	—

	3,056,275	1,729,795

Accumulated other comprehensive income, per accompanying statements	15,466	7,067

Total partners’ capital	3,071,741	1,736,862

Total liabilities and partners’ capital	$7,296,315	$5,455,013

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit and unit data)

(unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,
	2007	2006	2007	2006
REVENUES:
Midstream and transportation and storage	$1,492,838	$2,083,303	$2,555,282	$4,291,837
Propane and other	569,642	366,513	895,643	574,599

Total revenues	2,062,480	2,449,816	3,450,925	4,866,436

COSTS AND EXPENSES:

Cost of products sold, midstream and transportation and storage	1,138,709	1,785,053	2,022,692	3,744,422
Cost of products sold, propane and other	347,107	223,778	550,467	355,036
Operating expenses	133,809	99,696	266,190	202,367
Depreciation and amortization	45,360	29,014	79,169	55,927
Selling, general and administrative	39,133	31,455	66,203	56,254

Total costs and expenses	1,704,118	2,168,996	2,984,721	4,414,006

OPERATING INCOME	358,362	280,820	466,204	452,430

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(40,772)	(28,542)	(82,234)	(56,935)
Equity in earnings (losses) of affiliates	(514)	106	4,373	(168)
Gain (loss) on disposal of assets	(3,229)	662	(1,285)	534
Interest and other income, net	1,423	2,302	3,094	3,261

INCOME BEFORE INCOME TAX EXPENSE AND MINORITY INTERESTS	315,270	255,348	390,152	399,122

Income tax expense	3,300	4,014	6,896	26,425

INCOME BEFORE MINORITY INTERESTS	311,970	251,334	383,256	372,697

Minority interests	(856)	(549)	(1,110)	(2,104)

NET INCOME	311,114	250,785	382,146	370,593

GENERAL PARTNER’S INTEREST IN NET INCOME	60,567	27,695	113,868	48,179

LIMITED PARTNERS’ INTEREST IN NET INCOME	$250,547	$223,090	$268,278	$322,414

BASIC NET INCOME PER LIMITED PARTNER UNIT	$1.33	$1.37	$1.91	$2.13

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	136,977,139	107,815,792	128,184,154	107,352,608

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$1.33	$1.36	$1.90	$2.12

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	137,297,706	108,017,060	128,492,920	107,551,712

SUPPLEMENTAL INFORMATION:

(unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,
	2007	2006	2007	2006
Net income reconciliation:
Net income	$311,114	$250,785	$382,146	$370,593
Depreciation and amortization	45,360	29,014	79,169	55,927
Interest expense	40,772	28,542	82,234	56,935
Income tax expense	3,300	4,014	6,896	26,425
Non-cash compensation expense	2,908	5,380	6,071	5,827
Interest (income) and other, net	(1,423)	(2,302)	(3,094)	(3,261)
(Gain) loss on disposal of assets	3,229	(662)	1,285	(534)

EBITDA, as adjusted (a)	$405,260	$314,771	$554,707	$511,912

	Three Months Ended February 28,		Six Months Ended February 28,
	2007	2006	2007	2006
VOLUMES:

Midstream
Natural gas MMBtu/d – sold	819,611	1,529,856	900,238	1,528,616
NGLs Bbls/d – sold	15,901	9,537	13,723	9,879
Transportation and storage
Natural gas MMBtu/d – transported	5,030,631	4,231,797	4,918,191	4,349,137
Natural gas MMBtu/d – sold	1,655,278	1,868,486	1,481,724	1,709,049
Interstate transportation
Natural gas MMBtu/d – transported	1,728,056	—	1,728,056	—
Propane operations (in gallons)
Retail propane	253,715	165,758	394,346	254,496
Wholesale	32,428	28,243	55,711	47,844

(a)	EBITDA, as adjusted, is defined as the Partnership’s earnings before interest, taxes, depreciation, amortization and other non-cash items, such as compensation charges for unit issuances to employees, gain or loss on disposal of assets, and other expenses. We present EBITDA, as adjusted, on a Partnership basis, which includes both the general and limited partner interests. Non-cash compensation expense represents charges for the value of the grants awarded under the Partnership’s compensation plans over the vesting terms of those plans and are charges which do not, or will not, require cash settlement. Non-cash income or loss such as the gain or loss arising from our disposal of assets and discontinued operations is not included when determining EBITDA, as adjusted. EBITDA, as adjusted, (i) is not a measure of performance calculated in accordance with generally accepted accounting principles and (ii) should not be considered in isolation or as a substitute for net income, income from operations or cash flow as reflected in our consolidated financial statements.

EBITDA, as adjusted, is presented because such information is relevant and is used by management, industry analysts, investors, lenders and rating agencies to assess the financial performance and operating results of our fundamental business activities. Management believes that the presentation of EBITDA, as adjusted, is useful to lenders and investors because of its use in the natural gas and propane industries and for master limited partnerships as an indicator of the strength and performance of the Partnership’s ongoing business operations, including the ability to fund capital expenditures, service debt and pay distributions. Additionally, management believes that EBITDA, as adjusted, provides additional and useful information to our investors for trending, analyzing and benchmarking the operating results of our partnership from period to period as compared to other companies that may have different financing and capital structures.

The presentation of EBITDA, as adjusted, allows investors to view our performance in a manner similar to the methods used by management and provides additional insight to our operating results. In addition, out debt agreements contain financial covenants based on EBITDA, as adjusted.

EBITDA, as adjusted, is used by management to determine our operating performance and, along with other data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation. We have a large number of business locations located in different regions of the United States. EBITDA, as adjusted, can be a meaningful measure of financial performance because it excludes factors which are outside the control of the employees responsible for operating and managing the business locations, and provides information management can use to evaluate the performance of the business locations, or the region where they are located, and the employees responsible for operating them. Our EBITDA, as adjusted, includes non-cash compensation expense which is a non-cash expense item resulting from our unit based compensation plans that does not require cash settlement and is not considered during management’s assessment of the operating results of our business. Adding these non-cash compensation expenses in EBITDA, as adjusted, allows management to compare our operating results to those of other companies in the same industry who may have compensation plans with levels and values of annual grants that are different than ours. We do not include gain or loss on the sale of assets when determining EBITDA, as adjusted, since including non-cash income or loss resulting from the sale of assets increases/decreases the performance measure in a manner that is not related to the true operating results of our business.

There are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss. In addition, our calculation of EBITDA, as adjusted, may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP. Management compensates for these limitations by considering EBITDA, as adjusted in conjunction with its analysis of other GAAP financial measures, such as gross margin, operating income, net income, and cash flow from operating activities.